Exhibit 99.1

Seritage Growth Properties Reports Fourth Quarter and Full Year 2023 Operating Results

New York – April 1, 2024– Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties today reported financial and operating results for the year ended December 31, 2023.

“In 2023, we sold 68 assets for gross proceeds of $842.7 million and paid down $670 million of debt. As of today, the overwhelming majority of our remaining assets have identified counterparties, are in the market or about to be launched. With respect to the remaining properties in our portfolio, these are assets for which we need to overcome important hurdles and/or achieve specific objectives prior to launching these assets for sale. We have a line of sight into a significantly more simplified portfolio of primarily premier development sites in prime markets. This along with our low run rate corporate overhead and significant tax losses may position the Company for potential strategic transactions as an alternative to continuing our Plan of Sale,” said Andrea L. Olshan, Chief Executive Officer and President.

Sale Highlights:

•
Generated $99.5 million of gross proceeds during the quarter ended December 31, 2023 from sales including:
•
$27.5 million in gross proceeds from one income producing Multi-Tenant Retail asset reflecting a 6.4% capitalization rate;
•
$15.3 million in gross proceeds from three income producing Non-Core assets reflecting a 7.0% blended capitalization rate; and
•
$56.7 million in gross proceeds from two vacant / non-income producing Non-Core assets sold at $54.95 PSF eliminating $2.5 million of carry costs.
•
Subsequent to quarter end, generated $48.8 million of gross proceeds from sales including:
•
$34.0 million in gross proceeds from one income producing Multi-Tenant Retail asset reflecting a 7.6% capitalization rate; and
•
$14.8 million in gross proceeds from four vacant / non-income producing Non-Core assets sold at $28.56 PSF eliminating $0.8 million of carry costs.
•
As of March 22, 2024, the Company has four assets under contract for anticipated gross proceeds of $53.6 million. All assets for sale are subject to customary closing conditions. Of these four assets, one is an income producing Non-Core asset for sale with no due diligence contingencies for total anticipated gross proceeds of $3.8 million reflecting a 7.8% capitalization rate. In addition, of these four assets, three are under contract for sale subject to customary due diligence for total anticipated gross proceeds of $49.8 million, including:
•
$28.0 million in gross proceeds from one income producing Multi-Tenant Retail asset reflecting a 5.3% capitalization rate;
•
$17.1 million in gross proceeds from one vacant / non-income producing Non-Core asset priced at $87.43 PSF eliminating $0.5 million of carry costs; and
•
$4.7 million in gross proceeds from monetizing one unconsolidated entity interest.
•
As of March 22, 2024, the Company has accepted offers on, and is currently negotiating definitive purchase and sale agreements on one unconsolidated equity interest for total gross proceeds of approximately $7.1 million and one income producing Non-Core asset for total gross proceeds of approximately $8.1 million.
•
The Company currently has two assets in active auction processes with aggregate reserve prices of $10.0 million.

Financial Highlights:

For the year ended December 31, 2023:

•
As of December 31, 2023, the Company had cash on hand of $149.7 million, including $15.7 million of restricted cash. As of March 22, 2024, the Company had cash on hand of $132.6 million, including $15.8 million of restricted cash.
•
Net loss attributable to common shareholders of ($159.8) million, or ($2.85) per share.
•
Total Net Operating Income (“Total NOI”) of $8.6 million.
•
During the year, the Company made $670 million in principal repayments on the Company’s term loan facility having a maturity date of July 31, 2025 (the “Term Loan Facility”), reducing the balance of the Term Loan Facility to $360 million at December 31, 2023. Subsequent to year end, the Company made an additional $30 million principal repayment reducing the balance of the Term Loan Facility to $330 million as of March 22, 2024.

Other Highlights

•
Signed six leases covering 25 thousand square feet in the fourth quarter at an average projected annual net rent of $66.96 PSF.
•
Three ground floor leases covering approximately 4.2 thousand square feet at a Premier asset at a projected annual net rent of $103.75 PSF; and
•
Three upper floor leases covering approximately 20.7 thousand square feet at a Premier asset at a projected annual net rent of $59.57 PSF.
•
Opened seven tenants in the fourth quarter totaling approximately 128 thousand square feet (123 thousand square feet at share) at an average net rent of $36.35 PSF ($34.75 PSF at share).

Future Sales Projections

The data below provides additional information regarding current estimated gross sales proceeds per asset in the portfolio as of March 22, 2024, excluding assets under contract, in PSA negotiation, or in active auction processes, which are described above. The assets listed below are either being marketed or are to be marketed and, as a result, any sales thereof are anticipated to occur in 2024 and beyond. Sales projections are based on the Company’s latest forecasts and assumptions, but the Company cautions that actual results may differ materially. In addition, see “Market Update” below and the “Risk Factors” section contained in the Company’s filings with the Securities and Exchange Commission for discussion of the risks associated with such estimated gross sale proceeds.

Gateway Markets

•
One Multi-Tenant Asset $25 - $30 million
•
Nine Premier Assets (Dallas & UTC are each assumed to be sold in two transactions)
•
One Asset $15 - $20 million
•
One Asset $30 - $35 million
•
Two Assets $40 - $45 million each
•
One Asset $50 - $60 million
•
One Asset $70 - $80 million
•
One Asset $100 - $150 million
•
Two Assets $200 – $300 million each

Primary Markets

•
Three Multi-Tenant Assets
•
Two Asset $25 - $30 million each
•
One Asset $30 - $35 million
•
Three Joint Venture Assets $5 - $10 million each
•
Two Non-Core Assets
•
One Asset $5 - $10 million
•
One Asset $30 - $35 million

Secondary Markets

•
One Residential Asset with adjacent Retail asset $5 - 10 million
•
One Joint Venture Asset $5 - $10 million
•
One Non-Core Asset $5 - $10 million

Portfolio

The table below represents a summary of the Company’s properties by planned usage as of December 31, 2023:

(in thousands except number of leases and acreage data):

Planned Usage	Total	Built SF / Acreage (1)	Leased SF (1)(2)	Avg. Acreage / Site
Consolidated
Multi-Tenant Retail	6	963 sf / 100 acres	690	16.7
Residential (3)	2	33 sf / 19 acres	33	9.5
Premier	4	228 sf / 69 acres	161	17.2
Non-Core (4)	11	1,617 sf / 138 acres	13	12.5
Unconsolidated
Other Joint Ventures	6	457 sf / 77 acres	11	12.8
Premier	3	158 sf / 57 acres	106	19.0

(1) Square footage is presented at the Company’s proportional share.

(2) Based on signed leases at December 31, 2023.

(3) Square footage represents built ancillary retail space whereas acreage represents both retail and residential acreage.

(4) Represents assets the Company previously designated for sale.

Multi-Tenant Retail

During the three months ended December 31, 2023, the Company invested $1.3 million in its Multi-Tenant retail properties. The remaining capital expenditures in the Multi-Tenant retail portfolio are primarily comprised of tenant improvements.

The table below provides a summary of all Multi-Tenant Retail signed and in negotiation leases as of December 31, 2023:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Gross Annual Base	% of	Gross Annual
Tenant	Leases	GLA	Leasable GLA	Rent ("ABR")	Total ABR	Rent PSF ("ABR PSF")
In-place retail leases	27	604.1	62.7%	$14,123.0	81.1%	$23.38
SNO retail leases (1)	6	86.1	8.9%	$2,540.0	14.6%	29.53
Tenants in lease negotiation	1	102.0	10.6%	$749.5	4.3%	7.35
Total retail leases	34	792.2	82.2%	$17,412.5	100.0%	$21.98
(1) SNO = signed not yet opened leases.

As of December 31, 2023, the Company has a leasing pipeline of over 100 thousand square feet. The Company has 604 thousand leased square feet and approximately 86 thousand square feet signed but not opened. The Company has total occupancy of 71.6% for its Multi-Tenant retail properties. As of December 31, 2023, there is an additional approximately 273 thousand square feet available for lease.

(in thousands except number of leases and PSF data)	Number of	Leased	Gross Annual Base	Gross Annual
	SNO Leases	GLA	Rent ("ABR")	Rent PSF ("ABR PSF")
As of September 30, 2023	7	143.3	3,054.8	$21.36
Opened	(1)	(57.2)	(514.8)	9.04
As of December 31, 2023	6	86.1	2,540.0	$29.53

Premier Mixed-Use

The Company has three premier mixed-use projects in the active leasing/tenant opening stage: Aventura, FL, Santa Monica, CA and San Diego, CA. As of December 31, 2023, the Company has 316 thousand in-place leased square feet (210 thousand square feet at share), 36 thousand square feet signed but not opened (36 thousand square feet at share), and 170 thousand square feet available for lease (118 thousand square feet at share).

The table below provides a summary of all signed leases at Premier assets as of December 31, 2023, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and PSF data)	Number	Leased	% of Total	Gross Annual	% of	Gross Annual
Tenant	of Leases	GLA	Leasable GLA	Base Rent ("ABR")	Total ABR	Rent PSF ("ABR PSF")
In-place retail leases	31	101.9	26.4%	$6,709.1	40.0%	$65.77
In-place office leases	4	108.0	28.0%	$6,763.7	40.3%	62.63
SNO retail leases as of September 30, 2023(1)	16	72.2		$5,387.0		74.82
Opened	(4)	(38.1)		$(2,227.6)		58.63
Terminated	(1)	(1.6)		$(174.2)		87.00
Signed	6	3.5		$311.6		78.00
SNO retail leases as of December 31, 2023(1)	17	36.0	9.3%	$3,296.8	19.7%	91.58
SNO office leases as of September 30, 2023(1)	2	28.0		$1,541.2		55.04
Opened	(2)	(28.0)		$(1,541.2)		55.04
SNO office leases as of December 31, 2023(1)	—	—	0.0%	$—	0.0%	—
Total diversified leases as of December 31, 2023	52	245.9	63.7%	$16,769.6	100.0%	$68.20
(1) SNO = Signed not yet opened leases

During the three months ended December 31, 2023, the Company invested $15.6 million in its consolidated premier development and operating properties and an additional $0.8 million into its unconsolidated premier entities.

Aventura

During the fourth quarter of 2023, the Company continued to advance 216 thousand square feet of office and retail leasing at the project in Aventura, FL. The Company is finalizing construction on the asset and opened its first tenants to the public in July 2023 with approximately 92 thousand square feet representing 43% of the asset opened through December 31, 2023 and will continue with rolling openings going forward.

With 69% leased through December 31, 2023, the Company has 67 thousand square feet or 31% available for lease, of which approximately 10 thousand square feet or 4.8% is in lease negotiation.

San Diego

During the fourth quarter of 2023, the Company continued to bring the project to completion. As of December 31, 2023, the property is 100% leased and 96.6% open and operating, with the final tenant set to open in the second quarter of 2024.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months and year ended December 31, 2023:

(in thousands except per share amounts)	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss) attributable to Seritage common shareholders	$4,739	$91,229	$(159,811)	$(78,845)
Net income (loss) per share attributable to Seritage common shareholders	0.08	1.63	(2.85)	(1.59)
Total NOI	1,381	10,233	8,600	43,477

For the quarter ended December 31, 2023:

•
Total NOI for the fourth quarter of 2023 reflects the impact of $(0.6) million Total NOI relating to sold properties.

Total NOI is comprised of:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
Consolidated Properties	2023	2022	2023	2022
Multi-tenant retail	$2,878	$3,622	$11,213	$13,026
Premier	10	(768)	(2,261)	(2,879)
Residential	49	9	49	—
Non-Core	(628)	(932)	(3,131)	(2,237)
Sold	(1,494)	8,018	(1,170)	29,562
Total	815	9,949	4,700	37,472
Unconsolidated Properties
Residential	—	112	333	189
Premier	569	(2,707)	984	(853)
Other joint ventures	(3)	2,879	2,583	6,669
Total	566	284	3,900	6,005
Total NOI	$1,381	$10,233	$8,600	$43,477

As of December 31, 2023, the Company had cash on hand of $149.7 million, including $15.7 million of restricted cash. The Company expects to use these sources of liquidity, together with a combination of capital sources including, but not limited to, sales of Consolidated Properties, sales of interests in Unconsolidated Properties and potential financings to fund its obligations. The availability of funding from sales of assets is subject to various conditions, and there can be no assurance that such transactions will be consummated. For more information on our liquidity position, including our going concern analysis, please see the notes to the consolidated financial statements included in Part II, Item 8 and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each in our Annual Report on Form 10-K.

Dividends

On February 15, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on April 17, 2023 to holders of record on March 31, 2023.

On April 27, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on July 14, 2023 to holders of record on June 30, 2023.

On July 25, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on October 13, 2023 to holders of record on September 30, 2023.

On October 30, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be paid on January 16, 2024 to holders of record on December 29, 2023.

On February 29, 2024, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be paid on April 15, 2024 to holders of record on March 29, 2024.

The Company’s Board of Trustees does not expect to declare dividends on its common shares until such time as the Term Loan Facility has been repaid in full.

Strategic Review

At the 2022 Annual Meeting of Shareholders on October 24, 2022, Seritage shareholders approved the Company’s Plan of Sale. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open minded to pursuing value maximizing alternatives, including a potential sale of the Company. There can be no assurance regarding the success of the process.

Market Update

As the Company has previously disclosed, the Company, along with the commercial real estate market as a whole, has experienced and continues to experience challenging market conditions as a result of a variety of factors. These conditions have applied and continue to apply downward pricing pressure on all of our assets. In making decisions regarding whether and when to transact on each of the Company’s remaining assets, the Company will consider various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions, the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. If these challenging market conditions persist, then we expect that they will impact the Plan of Sale proceeds from our assets and the amounts and timing of distributions to shareholders.

Non-GAAP Financial Measures

The Company makes references to NOI and Total NOI which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

Neither of NOI or Total NOI are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures the Company deems most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. Other real estate companies may use different methodologies for calculating NOI, and accordingly the Company’s depiction of NOI may not be comparable to other real estate companies. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.

The Company also considers NOI and Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” "will," "approximately," or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; environmental, health, safety and land use laws and regulations; and possible acts of war, terrorist activity or other acts of violence or cybersecurity incidents. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any subsequent Form 10-Qs. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Prior to the adoption of the Company’s Plan of Sale (defined below), Seritage was principally engaged in the ownership, development, redevelopment, management, sale and leasing of diversified retail and mixed-use properties throughout the United States. Seritage will continue to actively manage each location until such time as each property is sold. As of December 31, 2023, the Company’s portfolio consisted of interests in 32 properties comprised of approximately 4.1 million square feet of gross leasable area (“GLA”) or build-to-suit leased area and 460 acres. The portfolio consists of approximately 2.8 million square feet of GLA and 326 held by 23 wholly owned properties (such properties, the “Consolidated Properties”) and 1.2 million square feet of GLA and 134 acres held by nine unconsolidated entities (such properties, the “Unconsolidated Properties”)

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Investment in real estate
Land	$102,090	$172,813
Buildings and improvements	344,972	463,616
Accumulated depreciation	(36,025)	(57,330)
	411,037	579,099
Construction in progress	135,305	185,324
Net investment in real estate	546,342	764,423
Real estate held for sale	39,332	455,617
Investment in unconsolidated entities	196,437	382,597
Cash and cash equivalents	134,001	133,480
Restricted cash	15,699	11,459
Tenant and other receivables, net	12,246	41,495
Lease intangible assets, net	886	1,791
Prepaid expenses, deferred expenses and other assets, net	28,921	50,859
Total assets (1)	$973,864	$1,841,721

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term loan facility, net	$360,000	$1,029,754
Accounts payable, accrued expenses and other liabilities	50,700	89,368
Total liabilities (1)	410,700	1,119,122

Commitments and contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 56,194,727 and 56,052,546 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	562	561
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of December 31, 2023 and December 31, 2022; liquidation preference of $70,000	28	28
Additional paid-in capital	1,361,742	1,360,411
Accumulated deficit	(800,342)	(640,531)
Total shareholders' equity	561,990	720,469
Non-controlling interests	1,174	2,130
Total equity	563,164	722,599
Total liabilities and equity	$973,864	$1,841,721

(1) The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. The consolidated balance sheets, as of December 31, 2023, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $3.3 million of land, $2.8 million of building and improvements, $(0.8) million of accumulated depreciation and $2.4 million of other assets included in other line items. The Company's consolidated balance sheets as of December 31, 2022, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $6.6 million of land, $3.9 million of building and improvements, $(1.0) million of accumulated depreciation and $4.0 million of other assets included in other line items.

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2023	2022	2021
REVENUE
Rental income	$15,060	$104,609	$115,651
Management and other fee income	5,719	2,446	1,032
Total revenue	20,779	107,055	116,683
EXPENSES
Property operating	21,282	41,770	45,007
Real estate taxes	6,128	23,950	35,256
Depreciation and amortization	14,471	41,114	51,199
General and administrative	45,988	47,634	41,949
Litigation settlement	—	35,533	—
Total expenses	87,869	190,001	173,411
Gain on sale of real estate, net	96,214	211,936	221,681
Gain (loss) on sale of interest in unconsolidated entities	6,407	(677)	—
Impairment of real estate assets	(107,043)	(126,887)	(95,826)
Equity in loss of unconsolidated entities	(55,857)	(72,080)	(9,226)
Interest and other income, net	17,067	37,753	9,285
Interest expense	(44,571)	(86,730)	(107,975)
Loss before income taxes	(154,873)	(119,631)	(38,789)
Provision for income taxes	(38)	(466)	(196)
Net loss	(154,911)	(120,097)	(38,985)
Net loss attributable to non-controlling interests	—	46,152	10,836
Net loss attributable to Seritage	$(154,911)	$(73,945)	$(28,149)
Preferred dividends	(4,900)	(4,900)	(4,900)
Net loss attributable to Seritage common shareholders	$(159,811)	$(78,845)	$(33,049)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(2.85)	$(1.59)	$(0.78)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(2.85)	$(1.59)	$(0.78)
Weighted average Class A common shares outstanding - Basic	56,151	49,729	42,393
Weighted average Class A common shares outstanding - Diluted	56,151	49,729	42,393

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Year Ended December 31,
NOI and Total NOI	2023	2022	2021
Net loss	$(154,911)	$(120,097)	$(38,985)
Termination fee income	—	(369)	(3,378)
Management and other fee income	(5,719)	(2,446)	(1,032)
Depreciation and amortization	14,471	41,114	51,199
General and administrative expenses	45,988	47,634	41,949
Litigation settlement	—	35,533	—
Equity in loss of unconsolidated entities	55,857	72,080	9,226
(Gain) loss on sale of interest in unconsolidated entities	(6,407)	677	—
Gain on sale of real estate, net	(96,214)	(211,936)	(221,681)
Impairment of real estate assets	107,043	126,887	95,826
Interest and other income, net	(17,067)	(37,753)	(9,285)
Interest expense	44,571	86,730	107,975
Provision for income taxes	38	466	196
Straight-line rent	16,874	(1,271)	(2,269)
Above/below market rental expense	176	223	176
NOI	$4,700	$37,472	$29,917
Unconsolidated entities (1)
Net operating income of unconsolidated entities (2)	8,384	7,785	6,942
Straight-line rent	(4,512)	(1,017)	(885)
Above/below market rental expense	28	24	131
Termination fee income	—	(787)	(588)
Total NOI	$8,600	$43,477	$35,517